UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 13, 2005
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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On December 13, 2005, Newfield issued a press release providing a progress report on the resumption of its production in the Gulf of Mexico following 2005 storms and hurricanes. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release issued by Newfield Exploration Company on December 13, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: December 14, 2005	By:	/s/ TERRY W. RATHERT
Terry W. Rathert
Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Newfield Exploration Company on December 13, 2005.

Exhibit 99.1

Newfield Reports on Resumption of Gulf of Mexico Production
Following ’05 Storms

FOR IMMEDIATE RELEASE

Houston - (December 13, 2005) - Newfield Exploration Company (NYSE:NFX) today provided a progress report on the resumption of its production in the Gulf of Mexico following 2005 storms and hurricanes. Newfield estimates that the storms will result in the deferral of approximately 22 billion cubic feet equivalent (Bcfe) of anticipated 2005 production. As a result, Newfield now expects that full-year 2005 production will total approximately 242 Bcfe.

David A. Trice, Newfield Chairman, President and CEO, commented: “Recovery from Hurricane Rita has been much slower than we originally projected with most of the delays relating to pipeline and onshore processing plant damage. In addition, the storm substantially delayed our drilling program which would have resulted in additional production during this period from new wells and recompletions. We are currently producing 200 MMcfe/d from the Gulf of Mexico. We estimate that Gulf production will reach 250-270 MMcfe/d by the end of the first quarter of 2006 and 270-300 MMcfe/d by mid-year 2006. These estimates depend upon timely repairs to third party facilities.”

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Newfield’s domestic areas of operation include the Gulf of Mexico, the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent and the Uinta Basin of the Rocky Mountains. The Company has international exploration and development projects underway in Malaysia, the U.K. North Sea and China.

**The statements set forth in this release regarding estimated production volumes and timing are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors. Newfield’s ability to produce oil and gas from the Gulf of Mexico is dependent on infrastructure (such as host platforms, pipelines and onshore processing facilities) owned by third parties. Much of this infrastructure was damaged by Hurricanes Katrina and Rita. In many cases, Newfield is uncertain of the extent of the damages. As a result, it is difficult to predict when production will be permitted to resume. In addition, the storms have caused increased demand for drilling rigs and support services, which has resulted in delays in planned activities. Other factors that may cause actual production to vary significantly from anticipated production include the availability of drilling rigs and other support services, drilling results, oil and gas prices, the prices of goods and services, delays in the construction of infrastructure, delays in obtaining governmental approvals, the availability of capital resources, labor conditions and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

Newfield Exploration Company	For information, contact:
363 N. Sam Houston Parkway East, Ste. 2020	Steve Campbell
Houston, TX 77060	(281) 847-6081
http://www.newfld.com	info@newfld.com

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